UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):          July 12, 2007

MEDecision, Inc.

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	001-33191	23-2530889
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Lee Road, Chesterbrook Corporate Center Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 540-0202

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in a Current Report on Form 8-K filed with the Securities Exchange Commission on April 30, 2007,  the Compensation Committee and Board of Directors (the “Board”) of MEDecision, Inc. (the “Company”) approved an amendment (the “Amendment”) of the terms of options granted in April and July, 2006 to purchase 453,625 shares of our common stock (the “2006 Options”) to decrease the exercise price from $22 per share to $10 per share, the offering price of the common stock in the Company’s December 2006 initial public offering.  Each of the following named executive officers of the Company held the indicated portion of the 2006 Options: David St.Clair (125,000 shares); John H. Capobianco (125,000 shares); and Ronald D. Nall (150,000 shares).

Upon further review of the Amendment, the Company determined that the Amendment may not have complied with Marketplace Rule 4350 of the Nasdaq Stock Market LLC (“Nasdaq”) because the Company’s shareholders did not approve the Amendment.  In order to rectify any possible Nasdaq listing violation, the Company reinstated the exercise price of the outstanding 2006 Options to $22 per share and on July 18, 2007, the Company granted to the same employees who received the outstanding 2006 Options, options to purchase 451,625 shares of the Company’s common stock under the Company’s 2006 Equity Incentive Plan with an exercise price of $10 per share (the “2007 Options”).  Each of the following named executive officers of the Company received the indicated portion of the 2007 Options: David St.Clair (125,000 shares); John H. Capobianco (125,000 shares); and Ronald D. Nall (150,000 shares).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDECISION, INC.

Date: July 18, 2007	By:	/s/ Carl E. Smith
Name: Carl E. Smith Title: Executive Vice President and Chief Financial Officer